Exhibit 99.1




                               ALL STAFFING, INC.
                          AUDITED FINANCIAL STATEMENTS

                               FOR THE YEARS ENDED
     DECEMBER 31, 2005 AND 2004 AND SIX MONTHS ENDED JUNE 30, 2006 AND 2005

All Staffing, Inc
Index to Financial Statements

                                    CONTENTS
                                    --------


                                                                            Page
                                                                            ----

Report of Independent Registered Public Accounting Firm........................1

FINANCIAL STATEMENTS:
---------------------

Balance Sheets...............................................................2-3

Statements of Operations.......................................................4

Statements of Stockholders' Equity (Deficit)...................................5

Statements of Cash Flows.......................................................6

Notes to Financial Statements...............................................7-16

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To the Board of Directors and
Stockholders of All Staffing, Inc.


We have audited the accompanying balance sheets of All Staffing, Inc. as of December 31, 2005 and 2004, and the related statements of operations, stockholders' equity (deficit) and cash flows for the years then ended. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of All Staffing, Inc. as of December 31, 2005 and 2004, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.



Goff Backa Alfera & Company, LLC

Pittsburgh, Pennsylvania
December 6, 2006


ALL STAFFING, INC.
BALANCE SHEETS

                                                                     JUNE 30,                      DECEMBER 31,
                                                               2006            2005            2005            2004
                                                           ------------    ------------    ------------    ------------
                                                            (UNAUDITED)     (UNAUDITED)
Assets
CURRENT
    Accounts Receivable, trade                             $ 3,195,087     $ 1,949,195     $ 2,279,671     $ 2,189,401
    Accounts Receivable, affiliates                            491,421         362,352         493,686         327,414
    Other Receivables                                           93,117          23,450           3,450         405,022
    Prepaid Expenses                                           121,605          85,664         101,266         104,933
    Advances to Employees                                       37,085           2,181          38,053          16,305
    Officer Advances                                            67,788           3,384          61,384           3,384
    Prepaid Corporate Taxes                                     54,545          34,909          51,998          13,719
                                                           ------------    ------------    ------------    ------------
Total Current Assets                                         4,060,648       2,461,135       3,029,508       3,060,178

PROPERTY AND EQUIPMENT

    Office Equipment and Fixtures                               92,324          82,728          82,728          74,107
    Computing Equipment                                        272,280         220,890         256,822         203,849
    Leasehold Improvements                                     104,566          85,912         102,232          74,293
    Vehicles                                                   594,449         559,672         594,449         530,172
                                                           ------------    ------------    ------------    ------------
                                                             1,063,619         949,202       1,036,231         882,421
       Less: Accumulated Depreciation                         (479,818)       (333,892)       (401,339)       (265,938)
                                                           ------------    ------------    ------------    ------------
Net Property and Equipment                                     583,801         615,310         634,892         616,483

OTHER ASSETS

    Deferred Tax Asset                                         467,175         622,011         653,640         519,315
    Worker's Compensation Insurance Escrow                     250,000               -               -               -
    Investments                                                105,000          75,000          75,000          75,000
                                                           ------------    ------------    ------------    ------------
Total Other Assets                                             822,175         697,011         728,640         594,315
                                                           ------------    ------------    ------------    ------------
TOTAL ASSETS                                               $ 5,466,624     $ 3,773,456     $ 4,393,040     $ 4,270,976
                                                           ============    ============    ============    ============


See accompanying notes to these financial statements                                                                  2


ALL STAFFING, INC.
BALANCE SHEETS (CONTINUED)

                                                                     JUNE 30,                      DECEMBER 31,
                                                               2006            2005            2005            2004
                                                           ------------    ------------    ------------    ------------
                                                            (UNAUDITED)     (UNAUDITED)
Liabilities
CURRENT

    Bank Overdraft                                         $   750,643     $   350,203     $   459,011     $   629,346
    Line of Credit                                           1,014,522             244         500,000         100,171
    Accounts Payable                                         2,600,820       2,249,648       2,275,165       2,242,606
    Accounts Payable, affiliates                               658,662         437,225         513,241         409,225
    Accrued Payroll and Withholdings                         1,176,707       1,084,494       1,304,028       1,198,687
    Accrued Liabilities                                        303,465         594,264         247,752         394,576
    Current Portion of Notes Payable                            82,301          74,368          81,744          74,368
                                                           ------------    ------------    ------------    ------------
Total Current Liabilities                                    6,587,120       4,790,446       5,380,941       5,048,979
                                                           ------------    ------------    ------------    ------------

LONG TERM

    Notes Payable net of current portion                       651,662         702,408         693,358         715,988
    Workmen's Compensation Loss Reserve                      1,056,606       1,398,533       1,386,668       1,360,048
                                                           ------------    ------------    ------------    ------------
Total Long Term Liabilities                                  1,708,268       2,100,941       2,080,026       2,076,036
                                                           ------------    ------------    ------------    ------------

Total liabilities                                            8,295,388       6,891,387       7,460,967       7,125,015
                                                           ------------    ------------    ------------    ------------

STOCKHOLDERS' EQUITY
    Common Stock, no par value
      150 shares authorized, 110 shares
      issued and outstanding                                         -               -               -               -
    Additional Paid in Capital                                     200             200             200             200
    Retained Earnings (Deficit)                             (2,748,898)     (3,038,065)     (2,988,061)     (2,774,173)
    Less: Treasury Stock, 40 shares at cost                    (80,066)        (80,066)        (80,066)        (80,066)
                                                           ------------    ------------    ------------    ------------
Total Stockholders' Equity                                  (2,828,764)     (3,117,931)     (3,067,927)     (2,854,039)
                                                           ------------    ------------    ------------    ------------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                 $ 5,466,624     $ 3,773,456     $ 4,393,040     $ 4,270,976
                                                           ============    ============    ============    ============


See accompanying notes to these financial statements                                                                  3


ALL STAFFING, INC.
STATEMENTS OF OPERATIONS

                                                SIX MONTHS ENDED JUNE 30,          YEAR ENDED DECEMBER 31,
                                              ----------------------------      ----------------------------
                                                  2006            2005              2005            2004
                                              ------------    ------------      ------------    ------------
                                               (UNAUDITED)     (UNAUDITED)

PEO Service Revenues (gross billings of
$49,281,044 $47,225,620, $104,677,163 and
$92,984,212 less worksite employee payroll
costs of $41,910,106, $40,074,219,
$91,091,068 and $80,063,909, respectively)    $ 7,370,938     $ 7,151,401       $13,586,095     $12,920,303

COST OF PEO SERVICES                            5,669,841       6,025,746        10,934,198       9,854,080
                                              ------------    ------------      ------------    ------------

GROSS PROFIT                                    1,701,097       1,125,655         2,651,897       3,066,223

OPERATING EXPENSES
     Personnel Costs                              379,950         718,183         1,342,614       1,180,042
     Advertising                                   10,868          17,969            36,104          35,569
     Bad Debt Expense                                   -               -           150,000         110,000
     Bank Charges                                  55,151          59,256           161,399          91,274
     Commissions                                   34,748          25,089            45,830          41,112
     Consulting Fees                                9,783          44,185           121,471          77,604
     Contributions                                  6,640           5,153             6,748           6,085
     Corporate Taxes                                3,641           1,429             4,703           1,318
     Depreciation                                  78,479          67,954           141,112         105,382
     Dues and Subscriptions                        19,780          23,312            38,438          38,048
     Insurance                                     65,626          96,087           178,522         158,376
     Legal and Professional                        64,415          10,659            96,055          12,584
     Meals & Entertainment                            988           8,364            16,198          15,296
     Miscellaneous                                 13,400               -                 -               -
     Office Expenses                              258,282         108,701           251,893         126,530
     Public Relations                               1,825          20,162            30,724          49,980
     Rent                                          41,380          26,897            57,314          35,650
     Penalties & Assessments                       43,090         101,827             6,085         221,190
     Repairs & Maintenance                         30,366          35,932            70,942          77,644
     Staff Expenses                                27,759          18,985            45,543          33,928
     Travel and Lodging                            16,319          59,957           104,485         105,914
     Utilities                                     25,207          29,864            55,434          56,243
                                              ------------    ------------      ------------    ------------
     TOTAL OPERATING EXPENSES                   1,187,697       1,479,965         2,961,614       2,579,769
                                              ------------    ------------      ------------    ------------
OPERATING INCOME (LOSS)                           513,400        (354,310)         (309,717)        486,454
OTHER INCOME (EXPENSE)
     Interest Income                                  907           1,240             2,380             585
     Gain (Loss) on Sale of
     Fixed Assets                                       -               -              (138)            200
     Gain (Loss) in Deferred
     Comp Plan                                          -               -            (6,096)         (1,168)
     Interest Expense                             (88,680)        (13,518)          (34,642)        (32,508)
                                              ------------    ------------      ------------    ------------
     TOTAL OTHER INCOME (EXPENSE)                 (87,773)        (12,278)          (38,496)        (32,891)
                                              ------------    ------------      ------------    ------------
INCOME (LOSS) BEFORE TAXES                        425,627        (366,588)         (348,213)        453,563

PROVISION (BENEFIT) FOR INCOME TAXES              186,464        (102,696)         (134,325)        270,675
                                              ------------    ------------      ------------    ------------

NET INCOME (LOSS)                             $   239,163     $  (263,892)      $  (213,888)    $   182,888
                                              ============    ============      ============    ============


See accompanying notes to these financial statements                                                       4


ALL STAFFING, INC.
STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)
(ACTIVITY SUBSEQUENT TO DECEMBER 31, 2005 IS UNAUDITED)
FOR THE PERIOD FROM JANUARY 1, 2004 TO JUNE 30, 2006

                                                                ADDITIONAL     RETAINED      TREASURY
                                        NUMBER OF       PAR      PAID IN       EARNINGS       STOCK,
                                         SHARES        VALUE     CAPITAL       (DEFICIT)      AT COST        TOTAL

Balance January 1, 2004                        110    $    0    $      200    $(2,957,061)   $ (80,066)   $(3,036,927)
Net Income for the Year                          -         -             -        182,888            -        182,888
                                       ------------   -------   -----------   ------------   ----------   ------------
Balance December 31, 2004                      110         0           200     (2,774,173)     (80,066)    (2,854,039)
Net Loss for the Year                            -         -             -       (213,888)           -       (213,888)
                                       ------------   -------   -----------   ------------   ----------   ------------
Balance December 31, 2005                      110         0           200     (2,988,061)     (80,066)    (3,067,927)
Net Income for the Period                        -         -             -        239,163            -        239,163
                                       ------------   -------   -----------   ------------   ----------   ------------
Balance June 30, 2006 (unaudited)              110    $    0    $      200    $(2,748,898)   $ (80,066)   $(2,828,764)
                                       ============   =======   ===========   ============   ==========   ============


See accompanying notes to these financial statements                                                                 5


ALL STAFFING, INC.
STATEMENTS OF CASH FLOWS

                                                          SIX MONTHS ENDED JUNE 30,          YEAR ENDED DECEMBER 31,
                                                        ----------------------------      ----------------------------
                                                            2006            2005              2005            2004
                                                        ------------    ------------      ------------    ------------
                                                         (UNAUDITED)     (UNAUDITED)

OPERATING ACTIVITIES
    Net Income (Loss) for the Period                    $   239,163     $  (263,892)      $  (213,888)    $   182,888
    Adjustments to reconcile net income
    (loss) to net cash provided (used) by
    operating activities:
      Depreciation                                           78,479          67,954           141,112         105,382
      (Gain) Loss on sale of fixed assets                         -               -               139            (200)
      Deferred income tax expense (benefit)                 186,464        (102,696)         (134,325)        270,675
    Changes in operating assets and liabilities:
      Trade accounts and other receivables               (1,005,083)        621,788           311,302      (1,320,788)
      Advances to employees and officers                     (5,436)         14,124           (79,748)          6,006
      Prepaid expenses                                      (22,886)         (1,921)          (34,612)         (5,867)
      Operating advances due from related parties             2,265         (34,938)         (166,272)        (74,828)
      Worker's Compensation Insurance Escrow               (250,000)              -                 -               -
      Accounts payable and accrued liabilities              254,047          92,537            (8,924)      1,232,929
      Worker's Compensation Loss Reserve                   (330,062)         38,485            26,620         (11,447)
      Operating advances due to related parties             145,421          28,000           104,016          26,821
                                                        ------------    ------------      ------------    ------------
    Net cash provided (used) by operating activities       (707,628)        459,441           (54,580)        411,571

INVESTING ACTIVITIES
    Acquisition of property and equipment                   (27,389)        (66,791)         (159,660)       (266,335)
    Acquisition of investments                              (30,000)              -                 -         (75,000)
                                                        ------------    ------------      ------------    ------------
    Net cash used by investing activities                   (57,389)        (66,791)         (159,660)       (341,335)

FINANCING ACTIVITIES
    Net (repayments) borrowings on line of credit           514,522         (99,927)          399,829        (387,373)
    Net (repayments) borrowings on long term debt           (41,137)        (13,580)          (15,254)         92,773
                                                        ------------    ------------      ------------    ------------
    Net cash provided (used) by financing activities        473,385        (113,507)          384,575        (294,600)
                                                        ------------    ------------      ------------    ------------

INCREASE (DECREASE) IN CASH                                (291,632)        279,143           170,335        (224,364)
CASH OVERDRAFT, BEGINNING OF PERIOD                        (459,011)       (629,346)         (629,346)       (404,982)
                                                        ------------    ------------      ------------    ------------
CASH OVERDRAFT, END OF PERIOD                           $  (750,643)    $  (350,203)      $  (459,011)    $  (629,346)
                                                        ============    ============      ============    ============

SUPPLEMENTAL CASH FLOW INFORMATION
    Interest paid                                       $    88,680     $    13,518          $34,642         $ 32,508
    Income taxes paid                                   $         -     $    17,089          $17,089         $ 21,165


See accompanying notes to these financial statements                                                                6

NOTE 1     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

The accompanying financial statements include the accounts of All Staffing, Inc. ("ASI" or "The Company").

NATURE OF OPERATIONS

The Company is a Professional Employer Organization (PEO) that provides full service to its clients' entire employee-related administration including payroll, benefits, insurance, retirement and the legal employment responsibilities for their clients' workers. The Company is a Tennessee corporation with its main office located in Lansford, Pennsylvania. The Company also has offices located in Crossville, Tennessee and Hartford and Meriden, Connecticut.

UNAUDITED INFORMATION

The balance sheets as of June 30, 2005 and 2006 and the statements of operations and cash flows for the six months then ended were taken from the Company's books and records without an audit. However, in the opinion of management, such information includes all adjustments (consisting only of normal accruals) which are necessary to properly reflect the financial position on the Company as of June 30, 2005 and 2006 and the results of operations and cash flows for the six months ending June 30, 2005 and 2006.

USE OF ESTIMATES

Management uses estimates and assumptions in preparing these financial statements in accordance with generally accepted accounting principles in the United States of America. Those estimates and assumptions affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the balance sheet dates, and the reported revenues and expenses for the reporting periods. Actual results could vary from the estimates that were used.

BASIS OF ACCOUNTING

The Company prepares its financial statements on the accrual basis of accounting. Under this basis of accounting, revenues are recognized when earned rather than when collected and expenses are recognized when incurred rather than when paid.

IMPAIRMENT OF LONG-LIVED ASSETS

In accordance with SFAS Nos. 142 and 144, long lived assets to be held and used are analyzed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. SFAS No. 142 relates to assets with an indefinite life where SFAS 144 relates to assets that can be amortized and have a determinable life. The Company evaluates at each balance sheet date whether events and circumstances have occurred that indicate possible impairment. If there are indications of impairment, the Company uses remaining life in measuring whether the assets are recoverable. In the event such cash flows are not expected to be sufficient to recover the recorded asset values, the assets are written down to their estimated fair value. Long-lived assets to be disposed of are reported at the lower of carrying amount or fair value of asset less the cost to sell.

PROPERTY AND EQUIPMENT

Acquisitions of property and equipment are recorded at cost. Improvements and replacements of property and equipment are capitalized. Maintenance and repairs that do not improve or extend the lives of property and equipment are charged to expense as incurred. When assets are sold or retired, their cost and related accumulated depreciation are removed from the accounts and any gain or loss is reported in the statements of income and retained earnings. Depreciation is provided over the estimated useful life of each class of depreciable assets and is computed for financial statement purposes using the straight-line and double-declining balance methods. The estimated useful lives of the assets are:

Estimated Useful Lives:

  Furniture Fixtures and Office Equipment           5 -  7   Years
  Computer Equipment                                     5   Years
  Leasehold Improvements                            7 - 40   Years
  Vehicle                                                5   Years

Depreciation expense for the years ended December 31, 2005 and 2004 were $141,112 and $105,432 respectively.

Depreciation expense for the six month periods ending June 30, 2006 and 2005 were $78,479 and $67,954 respectively.

ACCOUNTS RECEIVABLE AND BAD DEBTS

The Company provides an allowance for doubtful accounts equal to the estimated uncollectible amounts. The Company's estimate is based on historical collection experience and review of the current status of trade accounts receivable. It is reasonably possible that the Company's estimate of the allowance for doubtful accounts will change. Accounts receivable are presented net of allowances of $860,000 and $710,000 at December 31, 2005 and 2004 respectively. Accounts deemed uncollectible are written off against the allowance.

INVESTMENTS

Investments are recorded at cost and periodically reviewed for impairment.

INCOME TAXES

Income taxes are provided for using the liability accounting method of accounting in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes". A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting. Deferred tax expense (benefit) results from the change during the year of deferred tax assets and liabilities. A valuation allowance for deferred tax assets is recorded when it is more likely than not that the benefit from the deferred tax asset will not be realized.

The Company recognizes the amount of taxes payable or refundable for the current year and recognizes deferred tax liabilities and assets for the expected future tax consequences of events or transactions that have been recognized in the Company's financial statements of tax returns.

REVENUE RECOGNITION

PEO Service Fees

The Company recognizes its revenues associated with its PEO business pursuant to EITF 99-19 "Reporting Revenues Gross as a Principal versus Net as an agent." The Company revenues are reported net of worksite employee payroll costs (net method).

Consistent with its revenue recognition policy, revenue is netted by the amount of the Company's gross payroll costs. The Company's costs of PEO services reported in the statements of operations are comprised of all other costs related to its worksite employees, such as employer portion of payroll-related taxes, employee benefit plan premiums and workers' compensation insurance premiums.

WORKER'S COMPENSATION

ASI's insurance provides workmen's compensation for catastrophic losses. The policy has a deductible of $250,000 per claim payable by All Staffing, Inc. The insurance company requires an escrow deposit to be established in case of policy termination or carrier change.

In February 2006, the Company changed insurance carriers. The new policy required $250,000 deposit in case of policy termination or carrier change.

As of June 30, 2006, the total cash escrow account was $250,000. (See note 8)

COMPENSATED ABSENCES

Employees of the Corporation are entitled to paid vacation, sick leave and other paid absences depending on length of service, position and other factors. It is the Corporation's policy to recognize the cost of compensated absences when actually paid. Therefore, there are no expenses or accruals for future compensated absences in these financial statements.

NOTE 2     PROVISION FOR INCOME TAXES

The income tax provision consisted of the following:

                               Six Months Ended              Year Ended
                                   June 30                   December 31
                            2006           2005
                         (unaudited)    (unaudited)      2005           2004
                        --------------------------------------------------------
Current                   $       0      $       0    $       0      $       0
Deferred                    186,464       (102,696)    (134,325)       270,675
                        --------------------------------------------------------
Total Tax Provision
(Benefit)                 $ 186,464      $(102,696)   $(134,325)     $ 270,675
                        ========================================================

The US Statutory tax rate applicable is 40% (estimated rates of 34% for Federal and 6% for state taxes) for 2004, 2005 and 2006. The income tax provision differed from a provision computed at the US statutory tax rate because of nondeductible expenses and the partial deductibility of certain items.

Deferred tax assets and liabilities are recognized for the expected future tax consequences attributable to differences between the financial statements and tax bases of assets and liabilities using enacted tax rates expected to apply in the years in which the temporary differences are expected to reverse.

The significant components of the deferred tax assets and deferred tax liabilities are presented below:

                                   June 30                   December 31
                            2006           2005
                         (unaudited)    (unaudited)      2005           2004
                        --------------------------------------------------------
Deferred Tax Assets:
Net Operating Losses      $ 162,000      $ 194,000     $ 226,000     $ 114,000

Workmen's Compensation
Loss Reserve                422,030        559,413       554,667       544,019
                          ----------     ----------    ----------    ----------
                            584,030        753,413       780,667       658,019

Deferred Tax
Liabilities:

  Depreciation            $(116,855)     $(131,402)    $(127,027)    $(138,704)
                          ----------     ----------    ----------    ----------

Net deferred tax asset    $ 467,175      $ 622,011     $ 653,640     $ 519,315
                          ==========     ==========    ==========    ==========

As of December 31, 2005 there were net operating losses of approximately $576,000 expiring in 2024 and 2025. The net operating losses may also be limited by various statutory requirements.

NOTE 3     ADVERTISING EXPENSE

Advertising costs are expensed as incurred. Advertising expense totaled $36,104 and $35,569 for the years ended December 31, 2005 and 2004 respectively.

Advertising expense amounted to $10,868 and $17,969 for the six months ended June 30, 2006 and 2005 respectively.

NOTE 4     NOTES PAYABLE

Notes payable consisted of the following:

                                                             June 30,                  December 31,
                                                         2006 (unaudited)          2005            2004
                                                        ------------------     ------------    ------------
Note Payable to M & T Credit Corporation in monthly      $            254       $    1,959      $    5,170
installments of $273, including interest at 7.99%.
The note is secured by an automobile and matures in
August 2006.

Note Payable to GMAC in monthly installments of
$750.  The note is non-interest bearing, secured by
an automobile and matures in April 2008.                           16,495           20,994          29,991

Note Payable to GMAC in monthly installments of
$528.  The note is non-interest bearing, secured by
an automobile and matures in April 2008.                           11,610           14,776          21,109

Note Payable to GMAC in monthly installments of
$683.  The note is non-interest bearing, is secured
by an automobile and matures in June 2008.                         16,394           20,493          28,690

Note Payable to the Ford Motor Co. in monthly
installments of $267.  The note is non-interest
bearing and matures in September 2008.                              7,209            8,811          12,015




                                                             June 30,                  December 31,
                                                         2006 (unaudited)          2005            2004
                                                        ------------------     ------------    ------------
Note Payable to M & T Credit Corporation in monthly                 5,481            7,544          11,464
installments of $382, including interest at 6.90%.
The note is secured by an automobile and matures in
September 2007.

Note Payable to GMAC in monthly installments of
$952.  The note is non-interest bearing, secured by
an automobile and was repaid in 2005.                                   0                0          42,268

Note Payable to M & T Credit Corporation in monthly
installments of $251, including interest at 6.90%.
The note is secured by an automobile and matures in
March 2008.                                                         4,728            6,044           8,544

Note Payable to M & T Credit Corporation in monthly
installments of $279, including interest at 3.50%.
The note is secured by an automobile and was repaid
in 2005,                                                                0                0          10,287

Note Payable to GMAC in monthly installments of $579,
including interest at 3.89%.  The note is secured by
an automobile and matures in May 2009.                             18,002           21,089          27,173


                                       11

                                                             June 30,                  December 31,
                                                         2006 (unaudited)          2005            2004
                                                        ------------------     ------------    ------------
Note Payable to M & T Credit Corporation in monthly                19,725           20,589          22,340
installments of $295, including interest at 8.75%.
The note is secured by an automobile and matures in
June 2014.

Note Payable to GMAC in monthly installments of $470,
including interest at 8.99%.  The note is secured by
an automobile and matures in October 2008.                         11,439           13,683          17,880

Note Payable to M & T Credit Corporation in monthly
installments of $441, including interest at 8.99%.
The note is secured by an automobile and matures in
October 2008.                                                      10,945           13,141          17,297

Note Payable to M & T Credit Corporation in monthly
installments of $559, including interest at 7.99%.
The note is secured by an automobile and matures in
October 2008.                                                      13,779           16,520          21,685

Note Payable to Ford Motor Corp. in monthly
installments of $352, including interest at 5.90%.
The note is secured by an automobile and matures in
December 2008.                                                      9,176           10,983          14,443




                                                             June 30,                  December 31,
                                                         2006 (unaudited)          2005            2004
                                                        ------------------     ------------    ------------
Note Payable to Old Guard.  Interest at 6% is payable             500,000          500,000         500,000
semi-annually.  The note is secured by a $500,000
debenture. (see notes 9 and 11)

Note Payable to Harleysville National Bank in monthly
installments of $482, including interest at 6.75%.
The note is secured by a vehicle and matures in March
2010.                                                              19,125           21,329               0

Note Payable to Chrysler Financial in monthly
installments of $359, including interest at 7.13%.
The note is secured by a vehicle and matures in
August 2010.                                                       15,481           17,049               0

Note Payable to M&T Credit Service in monthly
installments of $299, including interest at 6.99%.
The note is secured by a vehicle and matures in
August 2009.                                                       10,129           11,540               0

Note Payable Chase in monthly installments of $1,006,
including interest at 6.29%.  The note is secured by
a vehicle and matures in August 2010.                              43,991           48,558               0
                                                        ------------------     ------------    ------------
                                                                  733,963          775,102         790,356

      Less: Current Portion                                       (82,301)         (81,744)        (74,368)
                                                        ------------------     ------------    ------------

      TOTAL LONG-TERM DEBT                              $         651,662      $   693,358     $   715,988
                                                        ==================     ============    ============

As of December 31, 2005 maturities of long-term debt were as follows:

        Year Ended December 31, 2006                    $          81,744
                                2007                               82,341
                                2008                               59,818
                                2009                               26,895
                                2010                               14,497
                          Thereafter                              509,807
                                                        ------------------
                                                        $         775,102
                                                        ------------------

NOTE 5     INVESTMENTS

Investments of $75,000 as of December 31, 2005 and 2004 consist of a 10% interest in Pay Plus Software, Inc.

Investments of $105,000 as of June 30, 2006 consist of a 14% interest in Pay Plus Software, Inc. Investments are recorded at cost and periodically reviewed for impairment.

As of June 30, 2006, ASI's interest in Pay Plus Software was pledged as collateral security for the Line of Credit held with Penn Business Credit (see
NOTE 6).

NOTE 6     LINE OF CREDIT

As of December, 31, 2005 and 2004, ASI had a line of credit of $500,000 with M & T Bank. The line was secured by the accounts receivable of All Staffing, Inc. Interest was payable in monthly installments at a rate of prime plus 1%. The balance as of December 31, 2005 and 2004 was $500,000 and $100,171, respectively. The line was closed in March of 2006, and a new $1,000,000 line was secured from Penn Business Credit in 2006. The line is secured by all of the Company's assets and receivables.

NOTE 7     RETIREMENT PLANS

401(k)-Profit Sharing Plan

The Company maintains a qualified 401(k) - profit sharing plan. Employer contributions during the years ended December 31, 2005 and 2004 were approximately $18,915 and $16,138, respectively. Employer contributions for the six month periods ending June 30, 2006 and 2005 were $15,958 and $18,915 respectively.

The Rabbi Trust

In May 2002, ASI established a non-qualified deferred compensation plan ("Rabbi Trust") for a select group of management and highly compensated employees as determined by the Company. Qualified employees may elect to defer up to 20% of compensation annually, including bonuses.

The Rabbi Trust is not qualified under 404(A) of the Internal Revenue Code and is subject to general creditors of the Company.

For the years ended December 31, 2005 and 2004, contributions payable to the Rabbi Trust were $87,585 and $62,596 respectively. These amounts were included in accounts payable on the balance sheet. The liability increases or decreases based on additional employee deferrals, investment returns, and distributions to employees.

For the six months ending June 30, 2006 and 2005, contributions payable to the Rabbi Trust were $97,031 and $72,042 respectively.

NOTE 8     CASH ESCROW

The Company's workmen's compensation policy has a $250,000 deductible, per claim, payable by All Staffing, Inc. The insurance company requires an escrow deposit to be established by the Company in case of policy termination or carrier charge. The deposits held at December 31, 2005 are currently in dispute with the insurance carriers and as such have been written off. The balance of the escrow account at December 31, 2005 and 2004 was $0 and $0, respectively. The balance of the escrow account at June 30, 2006 was $250,000.

NOTE 9     NOTE PAYABLE - OLD GUARD

The Old Guard Insurance Group had made a strategic investment in All Staffing, Inc. and had committed to an exclusive marketing partnership. In December 1999, Old Guard entered into a convertible subordinate debenture purchase agreement with All Staffing, Inc. Old Guard had the right to convert the debenture, in whole, into shares of common stock equal to 8% of the number of All Staffing, Inc. shares outstanding on the date of conversion. At the time of the agreement, Old Guard deposited $500,000 with All Staffing, Inc., which was recorded as a note payable.

The maturity date of the debenture was December 29, 2003 at which time the entire unpaid principal balance, accrued unpaid interest and other sums were due. However, the amounts were not paid, and are potentially subject to litigation. (See Note 11)

NOTE 10    TRANSACTIONS WITH AFFILIATES

All Staffing, Inc. provides services to two entities affiliated through common ownership. The following summarizes the revenue and related expenses directly relating to providing those services:

                                   June 30                   December 31
                            2006           2005
                         (unaudited)    (unaudited)      2005           2004
                        --------------------------------------------------------

Garber Group, LTD:
   PEO Service Revenue     $75,442        $73,187      $162,381       $139,402
   Personnel Costs         $80,050        $71,724      $153,781       $132,514

JC Data Enterprises, Inc.
   PEO Service Revenue     $80,483        $88,820      $176,505       $183,177
   Personnel Costs         $77,692        $85,751      $170,311       $176,776

All Staffing, Inc. borrows funds from JC Data Enterprises to cover ordinary operating expenses when necessary. The total amount due to JC Data Enterprises as of December 31, 2005 and 2004 was $513,241 and $409,225, respectively. As of June 30, 2006, the total due to JC Data Enterprises was $658,662.

ASI rents office space from A&S Associates. Total rent expense for the years ended December 31, 2005 and 2004 was $57,314 and $35,650, respectively. Total rent expense for the six months ended June 30, 2006 and 2005 was $41,380 and $26,897, respectively.

Accounts receivable - affiliates is comprised of the following:

                                   June 30                   December 31
                            2006           2005
                         (unaudited)    (unaudited)      2005           2004
                        --------------------------------------------------------

JC Data Enterprises, Inc.  215,831        124,235       215,831        124,235
Garber Group               203,980        173,242       204,503        172,913
A&S Associates              71,610         64,875        73,352         30,266
                        --------------------------------------------------------

                           491,421        362,352       493,686        327,414
                        ========================================================

The stockholders' of the Company guarantee the debt of All Staffing, Inc. and its affiliates, JC Data Enterprises, Inc., The Garber Group, LTD, and A&S Associates.

NOTE 11    CONTINGENCIES

As of December 31, 2005 the Company had the following contingent liabilities:

A civil action with a possible liability of $27,954.

A civil action to recover workers compensation deposits. The amount is undetermined.

A civil action filed against the Corporation, its client, and another employment service company based on discrimination in termination of employment. The amount is undetermined. The Corporation has filed for dismissal. The Corporation has an indemnity clause in its contract with its client which it feels will insulate it from the action.

A civil action filed to recover penalties in the amount of $20,000 for failure to have workers compensation insurance based on an alleged breach of contract.

A claim filed by an insurance company for $500,000, plus accrued interest and penalties based on the conditions of the note payable to Old Guard Insurance Group. See Note Payable - Old Guard note 9.

As the result of the insolvency of a health insurance trust that was used by the Corporation for its employee's health coverage, the Company may have to share between $900,000 and $1,300,000 in health insurance claims with other companies. As of June 30, 2006, no filings were made by any of the parties. The Corporation is looking into remedies through its errors and omissions carrier, although as of June 30, 2006 the errors and omissions carrier has denied claims for this situation.

Claims and security deposit to an insurance company. No action filed at this time, no amount determined.

Appeal of a ruling by the Pennsylvania Department of Revenue concerning the payment of sales tax on the entire amount invoiced to a client as opposed to the service fee portion of the invoice. The amount in question is $242,254.

A claim against the Corporation and its stockholders in the amount of $27,458 by the California State EDD for employer taxes. The Corporation believes the taxes are the liability of a former California client that is out of business and not that of the Corporation or its stockholders.

Occasionally, the Company is involved in various lawsuits and certain governmental proceedings arising in the ordinary course of business. Management does not believe that the ultimate resolution of any current matters will have a material effect on the Company's financial position or results of operations.

NOTE 12    CONCENTRATIONS

As of December 31, 2005, accounts receivable contains five customers that each make up 10% or more of total accounts receivable making a total concentration of 56%. A substantial portion of the Company's revenues are also generated from these same five customers.

NOTE 13    SUBSEQUENT EVENTS

On September 12, 2006, the outstanding stock of the Company was purchased by Dalrada Financial Corporation. Without the effectuation of this stock purchase agreement, the Company's ability to continue as a going concern would be substantially in doubt.

ASI opened a $1,000,000 line of credit with Penn Business Credit in March of 2006. The line is secured by the Company's assets and receivables as well as the personal assets of the shareholders. Interest is currently payable in monthly installments at a rate of prime plus 2%. Any unpaid principal and interest is payable on demand. The balance as of June 30, 2006 was $1,014,522.

In February 2006, the Company changed insurance carriers for their workman's compensation insurance. The new policy required a $250,000 deposit in case of policy termination or carrier change.